                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           REPTRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                              (REPTRON LETTERHEAD)

                                                                  April 27, 2000

Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders to be held on May 22, 2000, at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time. As we have done in the past, in addition to considering the matters described in the accompanying proxy statement, we will review major developments since our last shareholders' meeting.

We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the enclosed card to vote your shares. This will ensure that your shares will be represented at the meeting. The accompanying proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

                                         Sincerely,

                                         /s/MICHAEL L. MUSTO
                                         Michael L. Musto
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

REPTRON ELECTRONICS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2000

On Monday, May 22, 2000, Reptron Electronics, Inc. will hold its 2000 Annual Meeting of Shareholders at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time.

We are holding this meeting to:

     1. Elect two Class III directors to hold office for three year terms expiring in 2003; and

     2.  Attend to other business properly presented at the meeting.

Your Board of Directors has selected April 4, 2000 as the record date for determining shareholders entitled to vote at the meeting.

This proxy statement, proxy card and Reptron's 1999 Annual Report to Shareholders are being mailed on or about April 27, 2000.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Leigh A. Lane
                                       Leigh A. Lane
                                       Secretary

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS.......................................         1
PROPOSALS YOU MAY VOTE ON...................................         3
       Proposal 1. Election of Directors....................         3
STOCK OWNERSHIP.............................................         5
       Stock Ownership Table................................         5
       Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................         7
DIRECTORS AND EXECUTIVE OFFICERS............................         8
EXECUTIVE COMPENSATION......................................        11
       Summary Compensation Table...........................        11
       Option Grants During Fiscal Year 1999................        11
       Option Exercises During Fiscal Year 1999 and Fiscal
        Year End Option Values..............................        12
       10-Year Option Repricings............................        12
       Compensation Committee Interlocks and Insider
        Participation.......................................        13
       Compensation Committee Report on Executive
        Compensation........................................        13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............        15
REPTRON STOCK PRICE PERFORMANCE GRAPH.......................        16
SHAREHOLDER PROPOSALS.......................................        17
INDEPENDENT AUDITORS........................................        17
OTHER MATTERS...............................................        17

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because
   Reptron's Board of Directors is soliciting your proxy to vote your shares at Reptron's 2000 Annual Meeting of Shareholders. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.
--------------------------------------------------------------------------------

Q: WHAT MAY I VOTE ON?

A: (1) The election of two Class III directors to hold office for three year terms expiring in 2003; and

   (2) Any other business properly presented at the Annual Meeting.
--------------------------------------------------------------------------------

Q: HOW DOES REPTRON'S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A: Reptron's Board of Directors recommends a vote FOR each of the proposals.
--------------------------------------------------------------------------------

Q: WHO IS ENTITLED TO VOTE?

A: Only those Shareholders who owned Reptron common stock at the close of business on April 4, 2000 (the "Record Date") are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------

Q: HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:

   - notifying Reptron's Corporate Secretary in writing;

   - voting in person; or

   - returning a later-dated proxy card.
--------------------------------------------------------------------------------

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date 6,182,744 shares of Reptron's common stock were issued and outstanding. Every Reptron shareholder is entitled to one vote for each share of common stock held on the Record Date.

--------------------------------------------------------------------------------

Q: WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares of Reptron's common stock.
   The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.
--------------------------------------------------------------------------------

Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Paul J. Plante, Reptron's President and Chief Operating Officer and William L. Elson, a member of Reptron's Board of Directors, or either of them, to vote on such matters at their discretion.
--------------------------------------------------------------------------------

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF
   SHAREHOLDERS DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than December 28, 2000, to Leigh A. Lane, Corporate Secretary, Reptron Electronics, Inc., 14401 McCormick Drive, Tampa, Florida 33626.
--------------------------------------------------------------------------------

Q: WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: Reptron will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.
--------------------------------------------------------------------------------

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL 1.   ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Reptron's Board of Directors is divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 2000 (Class III directors), 2001 (Class II directors) and 2002 (Class I directors). At the Annual Meeting, you and the other shareholders will elect two individuals to serve as directors until the 2003 Annual Meeting of Shareholders. The Board of Directors has nominated Leigh A. Lane and Vincent Addonisio to stand for election at the Annual Meeting for Class III director seats. Detailed information on each nominee and other members of our Board of Directors is provided on pages 8 to 10. Ms. Lane is a current member of our Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of Ms. Lane and Mr. Addonisio unless you direct them to withhold your votes. If either nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
--------------------------------------------------------------------------------

     The full Board of Directors considers all major decisions concerning Reptron. However, the Board has established the following three standing committees in order that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

- COMPENSATION COMMITTEE. The Compensation Committee reviews and approves Reptron's compensation plans covering the chief executive officer; reviews the compensation of the other executive officers; reviews the competitiveness of Reptron's total compensation practices; determines the annual base salary and incentive awards to be paid to the chief executive officer and reviews the annual base salary and incentive awards to be paid to the other executive officers. The members of the Compensation Committee are William L. Elson and John J. Mitcham. The Compensation Committee held one meeting in 1999.

- AUDIT COMMITTEE. The Audit Committee reviews the professional services and independence of Reptron's independent auditors, and Reptron's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors for appointment the firm selected to be independent public accountants for Reptron and monitors the performance of such accounting firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants Reptron's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on Reptron that may be brought to its attention by management, the independent accountants or the Board; and evaluates all public financial reporting documents of Reptron. The members of the Audit Committee are currently William L. Elson and John J. Mitcham. If elected, Vincent Addonisio will become a member of the Audit Committee. The Audit Committee held six meetings in 1999.

- STOCK OPTION COMMITTEE. The Stock Option Committee is responsible for selecting the recipients of options to purchase shares of Reptron's common stock, determining the terms and conditions and number of shares of common stock subject to each option and making any other determinations necessary or advisable for the administration of Reptron's Incentive Stock Option Plan and Non-Employee Director Stock Option Plan. The members of the Stock Option Committee are Michael L. Musto and Leigh A. Lane. The Stock Option Committee held two meetings in 1999.

     Reptron does not have a nominating committee. This function is performed by the Board of Directors. The Board of Directors met six times during 1999. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

     Directors who are not employees of Reptron are paid $6,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, Reptron reserved 350,000 shares of Reptron's common stock for future issuance upon the exercise of stock options that may be granted to its non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of Reptron receives separate compensation for services rendered as a director.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The two nominees for election as directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the two nominees for director who receive the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum. Your Board of Directors unanimously recommends a vote FOR each of the nominees for election as a director.

                                STOCK OWNERSHIP

     The following table shows the amount of Reptron common stock beneficially owned (unless otherwise indicated) as of the Record Date by (1) any person who is known by Reptron to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) Reptron's directors, (3) the executive officers named in the Summary Compensation Table below, and (4) all directors and executive officers of Reptron as a group.

STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

                                                                  Shares Beneficially Owned
                                                                    Number          Percent
                                                                  ----------        --------
Directors and Named Executive Officers
Michael L. Musto(1).........................................      2,223,252           34.4%
Paul J. Plante(2)...........................................        204,105            3.2%
Patrick J. Flynn(3).........................................         92,500            1.5%
Jack Killoren(4)............................................        103,000            1.7%
Michael R. Nichols(5).......................................         91,035            1.5%
Leigh A. Lane(6)............................................          3,799              *
Vincent Addonisio...........................................            -0-             --
William L. Elson(7).........................................         42,300              *
John J. Mitcham(8)..........................................         25,000              *
All directors and executive officers as a group (12 persons,
  including those named above)..............................      2,794,991           41.0%

Shareholders
Milan Mandaric(9)...........................................      1,006,100           16.3%
  One Oakwood Boulevard, Suite 200
  Hollywood, Florida 33020
Ryback Management Corporation(10)...........................        473,684            7.7%
  7711 Carondelet Avenue
  St. Louis, Missouri 63105
Dimensional Fund Advisors, Inc.(11).........................        399,200            6.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
American Express Company(12)................................        543,446            8.8%
  American Express Tower
  200 Vesy Street
  New York, New York 10285

                                                                  Shares Beneficially Owned
                                                                    Number          Percent
                                                                  ----------        --------
Forum Capital Markets LLC(13)...............................        468,686            7.6%
  53 Forest Ave., 3rd Floor
  Old Greenwich, CT 06870
Avenir Corporation(14)......................................        548,265            8.9%
  1725 K St., NW, Suite 401
  Washington, DC 20006

------------------------------

  *  Less than 1% of the outstanding common stock.
 (1) Includes 280,700 shares of common stock issuable to the Michael L. Musto Revocable Living Trust (the "MLM Trust") upon the conversion of the 6 3/4% Convertible Subordinated Notes due 2004 (the "Notes"), of which half were purchased by the MLM Trust on January 7, 1999 and half were purchased on August 26, 1999, which are convertible into shares of Reptron common stock at the rate of 35.0877 shares of common stock per $1,000 principal amount of the Notes and 1,942,552 shares held by MLM Investment Company Limited Partnership ("MLMLP") of which MLM, Inc., a Nevada corporation ("MLM, Inc."), is the managing general partner; Mr. Musto is the president and controlling shareholder of MLM, Inc., and has sole voting and dispositive power over the shares held by MLMLP. Excludes 4,000 shares subject to options that are currently exercisable by Mr. Musto's mother.
 (2) Includes 200,000 shares of common stock that are subject to options and are currently exercisable and 4,105 shares of common stock held in an IRA and issuable to Mr. Plante's spouse upon the conversion of the Notes.
 (3) The number of shares of common stock shown in the table are subject to options and are currently exercisable.
 (4) Includes 10,000 shares of common stock that are subject to options and are currently exercisable.
 (5) Includes 300 shares held by a Custodian Account and 30,000 shares of common stock that are subject to options and are currently exercisable.
 (6) Includes 2,500 shares of common stock that are subject to options and are currently exercisable.
 (7) Includes 12,300 shares of common stock held by the William L. Elson P.C. Profit Sharing Plan and 30,000 shares of common stock that are subject to options and are currently exercisable.
 (8) Includes 5,000 shares of common stock that are subject to options and are currently exercisable.
 (9) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on September 10, 1998.
(10) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on February 10, 1999.
(11) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on February 3, 2000.
(12) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on February 8, 2000.
(13) The number of shares shown in the table is based upon a Schedule 13G/A filed with the SEC on February 8, 2000.

(14) The number of shares shown in the table is based upon a Schedule 13G/A filed with the SEC on February 15, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Reptron's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and Reptron must identify in this proxy statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers, Reptron believes that only the following reports were not filed in fiscal 1999: Mr. Jack Killoren failed to timely file four Form 4s reporting 16 transactions and Mr. Michael Branca failed to timely file a Form 5 reporting one transaction.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information, as of the Record Date, concerning Reptron's executive officers, continuing directors, and nominees for election as directors.

                                                                                      Year First
                                                                                       Became a
Name                                                 Position(s)                Age    Director
----                                                 -----------                ---   ----------
Michael L. Musto(1)...................  Chief Executive Officer and Director    58         1973
                                        (Class I -- term expiring in 2002)
Paul J. Plante........................  President, Chief Operating Officer and  41         1994
                                        Director (Class I -- term expiring in
                                        2002)
Michael Branca........................  Chief Financial Officer                 40           --
Patrick J. Flynn......................  President -- K-Byte Manufacturing       59           --
                                        Division
Jack Killoren.........................  Vice President -- Passive Component     48           --
                                        Marketing
Michael R. Nichols....................  Vice President -- Sales                 43           --
Keith Steenland.......................  Vice President -- Semiconductor         51           --
                                        Marketing
Neil Kreitman.........................  Chief Operating Officer -- K-Byte       43           --
                                        Manufacturing Division
Leigh A. Lane(1)(2)...................  Corporate Credit Manager, Secretary     35         1994
                                        and Director (Class III -- term
                                        expiring in 2000; director nominee for
                                        a term expiring in 2003)
Vincent Addonisio(3)..................  Director (Class III -- director         45      nominee
                                        nominee for a term expiring in 2003)
William L. Elson(4)...................  Director (Class II -- term expiring in  52         1994
                                        2001)
John J. Mitcham(4)....................  Director (Class II -- term expiring in  58         1998
                                        2001)

---------------

(1) Mr. Musto and Ms. Lane serve on Reptron's Stock Option Committee.
(2) Ms. Lane is the daughter of Mr. Musto.
(3) If elected, Mr. Addonisio will serve on Reptron's Audit Committee.
(4) Messrs. Elson and Mitcham serve on Reptron's Audit and Compensation Committees.

     MICHAEL L. MUSTO. Mr. Musto has been Chief Executive Officer and a director of Reptron since its inception in 1973. He was President of Reptron from 1973 to 1999. Prior to 1973, Mr. Musto worked for nine years in electronic components distribution for Northland Electronics and Diplomat Electronics.

     PAUL J. PLANTE. Mr. Plante was appointed President of Reptron in December 1999 and Chief Operating Officer of Reptron in January 1997 and has been a director since 1994. Mr. Plante has been employed by Reptron since 1986, and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which is now a division of Reptron. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida.

     MICHAEL BRANCA. Mr. Branca was appointed Chief Financial Officer in July 1997. Prior to joining Reptron, Mr. Branca served as Vice President of Business Development and Financial Operations at Utility Partners, LC from 1996 to 1997 and Chief Financial Officer of IVANS, Inc.'s wholly owned subsidiary, Pivotal, Inc., from 1995 to 1996. From 1982 to 1995, Mr. Branca held various positions with IBM Corporation ("IBM"), including Division Controller for IBM's Multimedia Systems Division and Controller for IBM's Enterprise Systems Division. Mr. Branca has a Bachelor of Science degree in Business Management from Cornell University and a MBA in Finance from the University of Scranton.

     PATRICK J. FLYNN. Mr. Flynn has been employed by Reptron since 1986 as President of K-Byte Manufacturing. He has over 30 years of experience in the electronics business. He was employed by the KTB Group (an engineering firm) in Detroit from 1966 to 1983. During his employment with the KTB Group, Mr. Flynn served in a number of capacities, including as Executive Vice President and Chief Operating Officer. He purchased K-Byte Manufacturing from the KTB Group in 1983 and was the sole owner of K-Byte Manufacturing prior to its acquisition by Reptron in 1986. Mr. Flynn is a graduate of the University of Detroit with a Bachelor of Science degree in electrical engineering.

     JACK KILLOREN. Mr. Killoren has served as Reptron's Vice President of Passive Component Marketing since 1998. Prior to joining Reptron, Mr. Killoren was Senior Vice President of Marketing of Sterling Electronics, Inc. (1987-1998). He is a graduate of Southwest Missouri State University with a Bachelor of Science degree in industrial technology and a minor in business administration.

     MICHAEL R. NICHOLS. Mr. Nichols was promoted to Vice President of Sales in 1990 and is responsible for all sales activity for Reptron Distribution. Prior to his current role, Mr. Nichols held several positions with Reptron, including southeast regional sales manager (1985-1990), sales manager for the Tampa sales office (1982-1985) and field salesperson. Mr. Nichols has been employed by Reptron since 1978. He is a graduate of the University of Florida with a Bachelor of Arts degree in management and marketing.

     KEITH STEENLAND. Mr. Steenland has served as Reptron's Vice President of Semiconductor Marketing since 1998. Prior to joining Reptron, Mr. Steenland was employed by Sterling Electronics, Inc. as Vice President of Semiconductor Marketing (1994-1998) and General Manager (1993-1994).

     NEIL KREITMAN. Mr. Kreitman joined Reptron as Vice President of K-Byte Manufacturing Division in 1997 and became Chief Operating Officer of K-Byte Manufacturing in January 1998. Prior to joining Reptron, Mr. Kreitman served as Director of AT&T Paradyne Corporation (1991-1994) and Senior Vice President of Operations of Westell Inc. (1995-1997).

     LEIGH A. LANE. Ms. Lane serves as Reptron's secretary and has been a director since 1994. Ms. Lane has served in a number of administrative positions, including Operations Manager (1989-1991) and Corporate Credit Manager (1991-present).

     VINCENT ADDONISIO. Mr. Addonisio is a nominee for election as a director. Mr. Addonisio has served as an executive of IMRglobal Corp., a Florida corporation ("IMRglobal") since 1998, currently serving as Executive Vice President. He has also served as a director of IMRglobal since 1996. Mr. Addonisio was President of Parker Communications Network, Inc., a privately-held point of sale marketing network company, from 1997 to 1998. From 1993 to 1996, Mr. Addonisio was a director and served in various executive positions with ABR Information Services, Inc., including Executive Vice President, Chief Financial Officer and Treasurer. Mr. Addonisio is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the Binghamton University (SUNY) and a MBA from the Georgia Institute of Technology.

     WILLIAM L. ELSON. Mr. Elson has served as Reptron's outside general counsel since 1979 and has been a director since 1994. He has practiced law as a sole practitioner since 1975 and worked for Coopers & Lybrand from 1973 to 1975. Mr. Elson is a Certified Public Accountant and is a graduate of Wayne State University, with a J.D. degree and a Bachelor of Science degree in accounting.

     JOHN J. MITCHAM. Mr. Mitcham has been a director of Reptron since 1998. Since 1995, Mr. Mitcham has been President and Chief Executive Officer of Tricord Systems, Inc. and serves on that Company's Board of Directors. Previously, Mr. Mitcham served as President of AT&T Paradyne Corporation and President of Paradyne Corporation (1988-1995). Mr. Mitcham holds a Bachelor's degree in business administration from the University of Texas.

                             EXECUTIVE COMPENSATION

     Under rules established by the SEC, Reptron is required to provide certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer of Reptron and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 1999 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

     The following table sets forth certain compensation information for the Named Executive Officers.

                                                                   Annual
                                                               Compensation(1)
                                                  Fiscal   -----------------------       All Other
          Name and Principal Position              Year    Salary($)(2)   Bonus($)   Compensation($)(3)
          ---------------------------             ------   ------------   --------   ------------------
Michael L. Musto................................   1999      $400,000     $    --          $  822
  Chairman of the Board                            1998       400,000          --              15
  and Chief Executive Officer                      1997       400,000          --              41
Paul J. Plante..................................   1999      $300,000     $    --          $1,514
  President and                                    1998       300,000          --             915
  Chief Operating Officer                          1997       250,000          --             941
Patrick J. Flynn................................   1999      $250,000          --          $1,302
  President,                                       1998       250,000          --             915
  K-Byte Manufacturing Division                    1997       225,000          --             941
Jack Killoren...................................   1999      $220,000     $30,000          $  822
  Vice President,                                  1998       250,000          --             915
  Passive Component Marketing                      1997            --          --              --
Michael R. Nichols..............................   1999      $200,000     $50,000          $  822
  Vice President,                                  1998       200,000      42,000              15
  Sales                                            1997       200,000          --              41

---------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the executive pursuant to Reptron's 401(k) plan.
(3) Includes annual premiums paid by Reptron for a $10,000 life insurance policy for each of the executive officers. Also includes the amount contributed by Reptron to the account of each Named Executive Officer under Reptron's 401(k) plan.

OPTION GRANTS DURING FISCAL YEAR 1999
--------------------------------------------------------------------------------

     No options were granted to the Named Executive Officers during 1999.

OPTION EXERCISES DURING FISCAL YEAR 1999 AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

     The following table sets forth information concerning options exercised by the Named Executive Officers during fiscal year 1999 and the number and value of options held at fiscal year end. Reptron does not have any outstanding stock appreciation rights.

                                                              Number of Securities
                                                             Underlying Unexercised         Value of Unexercised
                                                                   Options at              In-The-Money Options at
                                      Shares                  December 31, 1999(1)            December 31, 1999
                                     Acquired              ---------------------------   ---------------------------
                                        on       Value
Name                                 Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                                 --------   --------   -----------   -------------   -----------   -------------
Michael L. Musto                         --         --            --            --              --             --
Paul J. Plante                           --         --       200,000            --        $550,000             --
Patrick J. Flynn                         --         --        37,500        12,500        $103,125        $34,375
Jack Killoren                            --         --        10,000        10,000        $ 27,500        $27,500
Michael R. Nichols                       --         --        30,000        10,000        $ 82,500        $27,500

---------------

(1) The closing price for Reptron's common stock as reported on Nasdaq on December 31, 1999 was $8.75. Value is calculated on the basis of the difference between the option exercise price and $8.75 multiplied by the number of shares of Reptron's common stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of Reptron's common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

10-YEAR OPTION REPRICINGS
--------------------------------------------------------------------------------

     The following table sets forth information concerning the repricing of stock options held by the Named Executive Officers during the last 10 years.

                                   Number of
                                  Securities                                                          Length of Original
                                  Underlying    Market Price of    Exercise Price at                     Option Term
                                    Options     Stock at Time of        Time of                       Remaining at Date
                                  Repriced or     Repricing or       Repricing or      New Exercise    of Repricing or
Name                     Date       Amended        Amendment           Amendment          Price          Amendment(1)
----                   --------   -----------   ----------------   -----------------   ------------   ------------------
Michael L. Musto             --          --             --                  --               --                 --
Paul J. Plante         11/02/98      50,000          $4.00              $18.00            $6.00            8 years
                       11/02/98     150,000          $4.00              $11.00            $6.00            9 years
Patrick J. Flynn       11/02/98      10,000          $4.00              $18.00            $6.00            8 years
                       11/02/98      40,000          $4.00              $18.00            $6.00            8 years
Jack Killoren          11/02/98      20,000          $4.00              $12.07            $6.00            9 years
Michael R. Nichols     11/02/98      40,000          $4.00              $18.00            $6.00            8 years

------------------------------

(1) The length of original option terms did not change as a result of the repricing. Represents approximate years remaining.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

     During 1999, the Compensation Committee consisted of Messrs. Elson and Mitcham, both of whom are outside directors. Under rules established by the SEC, Reptron is required to provide a description of certain transactions and relationships between either Compensation Committee member and Reptron. Mr. Elson provides legal services to Reptron and received approximately $200,000 for services rendered during 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Reptron filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Reptron specifically incorporates this Report or the performance graph by reference in such filings.

COMPENSATION POLICY: Reptron's compensation program for executives consists of three key elements:

     - a base salary
     - a performance-based annual bonus
     - periodic grants of stock options

     The Compensation Committee believes that this three-part approach best serves the interests of Reptron and its shareholders because it enables Reptron to meet the requirements of the highly competitive environment in which Reptron operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of shareholders. In determining compensation, consideration is given both to Reptron's overall performance and to individual performance, taking into account the contributions made by the executive toward improving Reptron's performance. Consideration is also given to the executive's position, location and level of responsibility, and the job performance of the executive in planning, providing direction for, and implementing Reptron's strategy. The Committee's primary objective in establishing compensation programs is to support Reptron's goal of maximizing the value of shareholders' investment in Reptron.

- BASE SALARY. Base salaries for Reptron's executive officers, as well as changes in such salaries, are based upon such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the executive, and the length of the executive's service. The Committee believes that Reptron's compensation of its executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

- ANNUAL BONUS. Payments to Reptron's executive officers under annual bonus plans are earned through successful completion of stated objectives, which Reptron has determined to be critical elements for successful operations. The Chief Executive Officer and Chief Operating Officer are eligible to receive annual bonus payments based solely on achieving certain levels of profitability.

- STOCK OPTIONS. Reptron's long term incentives are in the form of stock option awards. The objective of these awards is to advance Reptron's and its shareholders' longer term interests and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and attainment of long term earnings goals. Stock options only produce value to executives if the price of Reptron's stock appreciates, thereby directly linking the interests of our executives with those of our shareholders. The executive's right to the stock options vests over a period prescribed by Reptron's Stock Option Committee.

COMPENSATION OF REPTRON'S CHIEF EXECUTIVE OFFICER: Mr. Michael L. Musto's compensation results from his participation in the same compensation program as the other executives of Reptron. Mr. Musto's 1999 compensation was reviewed by the Compensation Committee applying the principles outlined above in the same manner as they were applied to the other executives of Reptron. In addition, the Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Musto's compensation.

INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Reptron expects no adverse tax consequences under
Section 162(m) for 1999.

Submitted by the Compensation Committee
     William L. Elson
     John J. Mitcham

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, Reptron and its subsidiaries engage in transactions with companies where one of Reptron's executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

     Reptron leases one of its sales offices (located in Detroit, Michigan) from Michael L. Musto, Reptron's Chief Executive Officer. This facility was the headquarters of Reptron prior to the relocation to Tampa in 1986. The building includes office and warehouse space and totals approximately 10,000 square feet. Rent expense on this facility totaled $72,000 in 1999. The lease expires in November 2003. Reptron's K-Byte Manufacturing division leases a total of 110,000 square feet of manufacturing and administrative offices in Hibbing, Minnesota, which facility is owned in part by four individuals on the senior management team of K-Byte Manufacturing. Rent expense on these offices totaled $420,522 in 1999. The lease expires in December 2002.

                     REPTRON STOCK PRICE PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for Reptron's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of Reptron's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Bell Microproducts, Benchmark Electronics, DII Group, IEC Electronics, Jaco Electronics, Kent Electronics, Nu Horizons Electronics Corp. and Sanmina Corporation. The cumulative return of Reptron was computed by dividing the difference between the price of Reptron's common stock at the end and the beginning of the measurement period (December 30, 1994 to December 31, 1999) by the price of Reptron's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 30, 1994.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG REPTRON ELECTRONICS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                 AND PEER GROUP

                                                         REPTRON                      PEER                       NASDAQ
                                                         -------                      ----                       ------
12/94                                                   $100.00                     $100.00                     $100.00
3/95                                                     142.25                      109.38                      108.95
6/95                                                     178.37                      131.39                      124.62
9/95                                                     201.41                      153.62                      139.63
12/95                                                    171.83                      156.35                      141.33
3/96                                                     183.92                      169.97                      147.95
6/96                                                     198.59                      155.46                      160.01
9/96                                                     200.00                      132.00                      165.70
12/96                                                    232.39                      150.73                      173.89
3/97                                                     229.58                      149.74                      164.46
6/97                                                     270.42                      220.80                      194.59
9/97                                                     206.36                      250.31                      227.52
12/97                                                    116.90                      163.23                      213.07
3/98                                                     129.58                      148.98                      249.36
6/98                                                     126.06                      132.26                      256.21
9/98                                                      57.75                      102.41                      231.37
12/98                                                     58.45                      151.76                      300.25
3/99                                                      40.85                      123.27                      335.85
6/99                                                      40.14                      167.17                      367.47
9/99                                                      47.89                      178.33                      375.28
12/99                                                     98.59                      205.73                      542.43

* $100 INVESTED ON 12/30/94 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at Reptron's Annual Meeting of Shareholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Reptron's bylaws. To be eligible for inclusion, shareholder proposals must be received by Reptron's Corporate Secretary no later than December 28, 2000.

                              INDEPENDENT AUDITORS

     Our consolidated financial statements for the year ended December 31, 1999 have been audited by Grant Thornton LLP, independent auditors. A representative of Grant Thornton LLP will be present at the meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

     The Board of Directors selects the independent auditors for Reptron each year. The Board of Directors intends to continue the services of Grant Thornton LLP for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement, Reptron knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to Reptron will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                  DETACH HERE

                           REPTRON ELECTRONICS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints PAUL J. PLANTE and WILLIAM L. ELSON, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Reptron Electronics, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Reptron Electronics, Inc., to be held at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626, on May 22, 2000, at 9:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters that may properly come before said Meeting.

                                                                    ------------------------
       CONTINUED AND TO BE SIGNED ON REVERSE SIDE                         SEE REVERSE
                                                                              SIDE
                                                                    ------------------------

          PLEASE MARK                             DETACH HERE
[X]       VOTES AS IN
          THIS EXAMPLE.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

1. Election of Directors       NOMINEES: Leigh A. Lane and Vincent Addonisio
[ ] FOR ALL NOMINEES       [ ] WITHHELD FOR ALL NOMINEES

[ ]
--------------------------------------------------------------------------------
For all nominees except as noted on the line above

2. With discretionary authority on such other matters as may properly come before the Annual Meeting.

                                         MARK HERE IF YOU PLAN TO ATTEND THE
                                         ANNUAL MEETING [ ]

                                         MARK HERE FOR ADDRESS CHANGE AND NOTE
                                         AT LEFT [ ]
                                         The Annual Meeting may be held as
                                         scheduled only if a majority of the
                                         shares outstanding are represented at
                                         the Annual Meeting by attendance or
                                         proxy. Accordingly, please complete
                                         this proxy and return it promptly in
                                         the enclosed envelope.

                                         Please date and sign exactly as your
                                         name(s) appear on your shares. If
                                         signing for estates, trusts,
                                         partnerships, corporations or other
                                         entities, your title or capacity should
                                         be stated. If shares are held jointly,
                                         each holder should sign.

                                         DATED:                            2000
--------------------------------------------------------------------------------


                                         PLEASE MARK, SIGN, DATE AND RETURN THE
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         ENVELOPE

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature, if held jointly